Exhibit 10.9

EXECUTION VERSION

CONFIDENTIAL

Arrival S.à r.l. (B200789)

1, Rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg

6 December 2019

Hyundai Motor Company and Kia Motors Corporation

12, Heolleung-ro

Seocho-gu

Seoul, 06797

Korea

Dear Sirs/madams

Re:	Arrival S.à r.l. BCA Side Letter

This letter is entered into as a deed, (the “Letter”) in connection with the collaboration agreement dated 4 November 2019 (the “BCA”) between Hyundai Motor Company and Kia Motors Corporation. (“H/KMC”) and Arrival S.à r.l. (the “Company”). For the purposes of this Letter, the Company and H/KMC shall each be a “Party” and together the “Parties”.

1.	DEFINITIONS

In this Letter defined terms shall have the same meaning as in the BCA, as the context requires.

In this deed it is agreed, as follows:

2.	PRICE ADJUSTMENT

2.1.

The Company shall provide the following materials and information as soon as practicable after entering into this Letter (“Execution”) and in any event no later than 10 days prior to completion of the Investment in a form and substance reasonably satisfactory to H/KMC:

2.1.1.

a detailed bill of materials and any direct and indirect manufacturing cost breakdown (each, a “Bill of Materials”) for the each of the existing Vehicle Projects in respect of Company-owned: [*][1] prototypes by filling in the template previously provided by H/KMC and the bill of material information in the template will mirror the technical due diligence report (the “Existing Vehicle Projects”, and whereby “Existing Vehicle Project” shall be interpreted accordingly);

2.1.2.

a detailed timeline with key milestones of core components [*] and “robofacturing”, including but not limited to, prototype(s) by left handed and right handed, test, pre-production schedule, start of production schedule and any substantial developments with allowance for H/KMC to conduct its own performance, testing, quality evaluation immediately after Execution; and

2.1.3.

a detailed timeline with key milestones of the Existing Vehicle Projects, including but not limited to, [*] developments with relevant supplement for H/KMC to participate in the process of performance and quality evaluation, testing and validation immediately after Execution,

[1]

Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. This information is not material and would likely cause competitive harm to the registrant if publicly disclosed. “[*]” indicates that information has been redacted.

(collectively, the “Diligence Documents”).

2.2.

The Company and Kinetik S.À R.L. (“Kinetik”) shall execute one or more deeds of warranty (in the agreed form (“Deeds of Warranty”) warranting in favour of H/KMC that the information provided pursuant to Section 2.1 above (including the Diligence Documents) is true and accurate and not misleading and that no material documentation and/or information has been omitted or withheld from the information and/or documentation provided pursuant to Section 2.1 above (including the Diligence Documents). The Deeds of Warranty shall be executed immediately on delivery of the Bill of Materials and the Diligence Documents to H/KMC and shall cover the information received from the Company pursuant to Section 2.1.

2.3.

The Parties acknowledge and agree that the Bill of Materials in respect of each Existing Vehicle Project will be delivered as part of the Diligence Documents and in accordance with Section 2.1. To the extent that:

2.3.1.	any components of the Existing Vehicle Projects are used without modification in any Future Vehicle Projects (as defined below) (the “Existing Components”); and

2.3.2.	[*]

2.4	[*]

3.	BUSINESS COLLABORATION

3.1.

The Parties shall undertake to use their best endeavours to ensure that the BCA remains confidential between the Parties at all times, unless the Parties agree, in accordance with Section 3.2 below, or otherwise in writing, to disclose its existence or contents, subject to either of the Parties being compelled by law and/or a governmental or regulatory body to which it is subject, that requires disclosure of the BCA.

3.2.

The Parties shall undertake to use their best endeavours to agree prior to completion of the investment a summary of the key terms of the BCA and this Letter that the Parties agree may be disclosed to current and prospective investors, with H/KMC’s prior approval in accordance with Section 6 below.

3.3.

Within 60 business days following completion of the Investment, the Company and H/KMC shall arrange a detailed set of workshops, to align, inter alia, the norms, processes and terminology of potential collaboration projects, as agreed within the BCA. As part of these workshops, the Parties shall discuss and agree the roles and responsibilities, as well as, key deliverables (including, but not limited to: work scope, specification, achievable performance, drawings, project timelines, estimated cost and financial feasibility analysis) to help ensure the successful collaboration between the Parties in furtherance of the objectives of the BCA.

4.	INTELLECTUAL PROPERTY

4.1.

Within this Section 4, “Intellectual Property” means: (a) patents, utility models, petty patents, inventions (whether patentable or not), registered designs, rights in copyright (including authors’ and neighbouring or related “moral” rights), sui generis database rights, design rights, semiconductor topography rights, mask work rights, trade secrets, know-how and confidential information; (b) all registrations or applications to register any of the items referred to in paragraph (a); and (c) all rights in the nature of any of the items referred to in paragraphs (a) or (b) including continuations, continuations in part and divisional applications, and the right to apply for any of, the aforementioned rights in any jurisdiction, but excluding (e) trade marks, service marks, trade names, business names, brand names, rights in get-up or logos, rights in reputation, personality or image rights, domain name and URLs, rights in unfair competition and rights to sue for passing off and (f) all registrations or applications to register any of the items referred to in paragraph (e), and all rights in the nature of any of the items referred to in paragraphs (e) or (f) including the rights to apply for any of such rights in any jurisdiction.

4.2.

The Parties hereby agree (and, to the extent required to ensure that rights are granted as set out in this Section 4, shall procure) that, if any Intellectual Property is developed or created jointly by the Company and/or its subsidiaries (on one side) and H/KMC and/or their subsidiaries (on the other side) after the Effective Date of the BCA in the course of a Vehicle Project (whether an Existing Vehicle Project or a Future Vehicle Project) (but excluding, for the avoidance of doubt, any Background IP) then such Intellectual Property shall be owned jointly by H/KMC and the Company as tenants in common, with the Company owning a 50 per cent. share and H/KMC between them owning a 50 per cent. share (the “Jointly Owned IP”). Each Party hereby assigns (by way of present and future assignment), and shall procure the assignment of (as necessary), the Jointly Owned IP to the other Party to give effect to the joint ownership of the Jointly Owned IP as described in this Section.

4.3.

For the avoidance of doubt, the Parties hereby agree that if any Intellectual Property is developed or created separately by the Company and/or its subsidiaries (on one side) and H/KMC and/or their subsidiaries (on the other side) after the Effective Date of the BCA in the course of a Vehicle Project (whether an Existing Vehicle Project or a Future Vehicle Project) (but excluding, for the avoidance of doubt, any Background IP) then such Intellectual Property shall be owned by the Party that developed or created it.

4.4.	The Parties shall agree, in each Vehicle Contract:

4.4.1.

which outputs and deliverables of the relevant Vehicle Project shall be developed or created by the Parties jointly and which outputs and deliverables of the relevant Vehicle Project shall be developed or created by the Parties separately; and

4.4.2.

provisions in respect of the use, licensing and enforcement of, and the responsibility for filing, prosecuting and maintaining applications and registrations for, the Jointly Owned IP arising from the relevant Vehicle Project.

4.5.	The Parties hereby agree that all Intellectual Property that:

4.5.1.

is owned by or is licensed to a Party (or any of its subsidiaries) prior to the Effective Date of the BCA, and all developments, improvements, modifications and/or enhancements of the same (save for if such developments, improvements, modifications and/or enhancements are a result of joint development as per Section 4.2); and/or

4.5.2.	is created, developed or acquired by a Party (or any of its subsidiaries) after the Effective Date of the BCA outside the scope of the BCA and this Letter

(Sections 4.5.1 and 4.5.2 together being, the “Background IP”),

shall remain vested in the relevant Party (or its relevant subsidiary or its or their licensors) that owns such Background IP.

4.6.

To the extent that any Background IP of the Company and/or its subsidiaries or any Background IP of H/KMC and/or (to the extent agreed as part of any Vehicle Contract) their subsidiaries is (i) used in the performance of any of the Vehicle Projects; (ii) necessary to use any output or deliverables of the Vehicle Projects for any purpose for which such outputs or deliverables are developed; (iii) necessary for any customer after-sale client assistance for any output or deliverables of the Vehicle Projects; (iv) required in order to receive the benefit of the BCA and/or this Letter; (v) necessary to use or license the Jointly Owned IP as agreed in the relevant Vehicle Contract; and/or (vi) agreed by the Parties in any Vehicle Contract to be licensed for any other purpose, then the Company (on one side) and H/KMC (on the other side) shall agree on detailed free of charge terms of license of such Background IP for the aforementioned purposes, PROVIDED that, to the extent any such Background IP is at any time licensed to any third party on fee-bearing terms or subject to an obligation to license to third parties on fair, reasonable and non-discriminatory terms, then the Party being granted such licence shall also, from the time of the grant of such third-party licence or the time that such obligation to license to third parties arises, be required to pay a licensing fee [*] to the licensing Party in order to receive the benefit of such licence.

5.	CONFIDENTIALITY

This Letter shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document, except: (i) with H/KMC’s prior written consent; (ii) to the extent required by law or by any regulator; or (iii) as permitted pursuant to Sections 3.1 and 3.2 above. Notwithstanding the foregoing, this Letter may be disclosed by the Company and H/KMC to their respective affiliates, employees and advisers (including auditors).

6.	PUBLICITY

The Company and H/KMC shall jointly agree on the timing and content of any public disclosures or disclosures of the BCA and this Letter to current and prospective investors by the Company relating to any investment and other transactions. In addition, neither the Company nor any of its affiliates shall use the name or marks of H/KMC or any of its affiliates in any trade publication, marketing materials or otherwise to the general public, in each case without the prior written consent of H/KMC, which consent may be withheld in its sole and absolute discretion.

7.	TERMINATION

This Letter shall automatically terminate and be of no further force or effect upon the termination of the BCA.

8.	AMENDMENTS

This Letter may only be varied in writing signed by each of the Parties.

9.	WAIVER

Delay in exercising, or failure to exercise, any right or remedy in connection with this Letter shall not operate as a waiver of that right or remedy. The waiver of a right to require compliance with any provision of this Letter in any instance shall not operate as a waiver of any further exercise or enforcement of that right and the waiver of any breach shall not operate as a waiver of any subsequent breach. No waiver in connection with this Letter shall, in any event, be effective unless it is in writing.

10.	ENTIRE AGREEMENT

This Letter and the BCA referred to herein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

11.	NO THIRD PARTY BENEFICIARIES, ASSIGNMENTS

11.1.	This Letter is for the benefit of H/KMC and its affiliates.

11.2.

No Party may assign, transfer or novate, all or any part of this Letter (or any causes of action arising in connection with it) without the prior written consent of the other Party, provided that H/KMC may assign, transfer or novate all or any part of this Letter to its affiliates. Each Party agrees that it shall execute any agreement (including novation) in the form prescribed by the other Party, so as to give effect to such assignment, transfer or novation.

12.	GOVERNING LAW AND JURISDICTION

12.1.

This Letter shall be governed by and construed in accordance with the laws of England. Any matter, claim or dispute arising out of or in connection with this Letter, whether contractual or non-contractual, is to be governed by and determined in accordance with the laws of England.

12.2.

The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Letter or its subject matter or formation (including non-contractual disputes or claims).

13.	COUNTERPARTS

This Letter is executed as a deed and may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

12.	NOTICE

12.1	Any notice or other communication in connection with this Letter (each, a “Notice”) shall be:

13.1.1.	in writing;

13.1.2.	in English; and

13.1.3.	shall be sufficiently given or served if delivered or sent:

in the case of the Company, to:

Address:	Arrival S.à r.l. Beaumont House, Kensington Village, London, W14 8TS

Attention:	Csaba Horváth

Email:	[*]

Tel:	[*]

in the case of H/KMC, to:

Address:	12, Heolleung-ro, West Building 11F Seocho-gu, Seoul, 06797 Korea

Attention:	Mr. Kim, Chion / Mr. Kim, Jang Seob

Email:	[*]

Tel:	[*]

or to such other address or email address as the relevant Party may have notified to the other in writing in accordance with this Section 12.

12.2

Any Notice must be delivered by one of the following methods: hand, recorded or special delivery or courier using, in the case of international service, an internationally recognised courier company, or by email. Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next business day in the place to which it is sent, if sent by electronic mail, or at the time of delivery, if delivered by hand, recorded or special delivery or by courier.

[Signature Page Follows]

Executed as a deed by the Parties or their duly authorised representatives with effect as of the date hereof.

Executed as a deed by	)
ARRIVAL S.À R.L.	)
acting by Csaba Horváth being a person who in accordance with the law of Luxembourg is acting under the authority of the company	)	/s/ Csaba Horváth

SIGNATURE PAGE

BCA SIDE LETTER

Executed as a deed by Hyundai Motor	)
Company acting by an authorised signatory in	)
the presence of a witness:	)
	)	Signature	/s/ Yunseong Hwang
		Name (block capitals)	YUNSEONG HWANG
Authorised signatory
Witness signature	[*]
Witness name (block capitals)	[*]
Witness address	[*]

SIGNATURE PAGE

BCA SIDE LETTER

Executed as a deed by Kia Motors	)
Corporation acting by an authorised signatory	)
in the presence of a witness:	)
	)	Signature	/s/ Yunseong Hwang
		Name (block capitals)	YUNSEONG HWANG
Authorised signatory
Witness signature	[*]
Witness name (block capitals)	[*]
Witness address	[*]

SIGNATURE PAGE

BCA SIDE LETTER